UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014 (June 19, 2014)

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

214-701-8779
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02             Unregistered Sale of Securities

On June 30, 2014, two secured debenture holders converted $1,000,000 in principal of debentures into 16,666,667 shares of common stock and certain unsecured lenders converted $200,000 into 3,666,667 shares, each at a conversion price of $.06 per share. Exemption from registration is claimed under section 3(a) (9) of the Securities Act of 1933, as amended. Also certain officers, directors and consultant exchanged accounts payable totaling about $525,000 for 6,575,000 shares at a price of $.08 per share. Exemption from registration is claimed under section 4(2) of the Act.

Item 7.01.             Regulation FD Disclosure

On June 19, 2014 and June 30, 2014, the Company issued press releases, copies of which are appended hereto.

Item 9.01.             Financial Statements and Exhibits.

Exhibit                    Description

99.1	Press release dated June 19, 2014. (Filed herewith.)
99.2	Press release dated June 30, 2014 (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: July 7, 2014	/s/ Stephen Squires
STEPHEN SQUIRES
Chief Executive Officer

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